UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 5, 2026

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On October 5, 2026, NeoGenomics, Inc. (the “Company”) issued a press release that included certain preliminary financial results as of and for the quarter ended September 30, 2026. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information set forth under Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Transition

On September 30, 2026, the Board of Directors (the “Board”) of the Company approved the appointment of Warren Stone, the Company’s current President and Chief Operating Officer, as Chief Executive Officer of the Company and a member of the Board, effective as of January 4, 2027. In connection with Mr. Stone’s appointment as Chief Executive Officer, on September 30, 2026, the Board also approved the executive transition of Tony Zook, the Company’s current Chief Executive Officer and a member of the Board, to the role of Executive Chairman, effective as of January 4, 2027.
Mr. Stone, 54, joined the Company in November 2022 as the Company’s President, Clinical Services, was appointed as Chief Commercial Officer in April 2024 and was appointed President & Chief Operating Officer in April 2025. Prior to joining the Company, from 2020 to 2022, Mr. Stone was President, Commercial Americas for Ortho Clinical Diagnostics, a leading global provider of in-vitro diagnostics solutions to the clinical laboratory and transfusion medicine communities. Other than the Stone Employment Agreement described below, there are no arrangements or understandings between Mr. Stone and any other person pursuant to which he was selected as Chief Executive Officer and as a director of the Company. Mr. Stone does not have any family relationships with any of the Company’s other officers or directors. Mr. Stone does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Stone’s appointment as Chief Executive Officer, on September 30, 2026, the Company and Mr. Stone entered into an Amended and Restated Employment Agreement, effective as of January 4, 2027 (the “Stone Employment Agreement”), which provides that Mr. Stone’s base salary will be $850,000 per year, subject to adjustment by the Board or the Culture and Compensation Committee of the Board (the “Compensation Committee”), and a target annual incentive bonus of 100% of base salary based on Mr. Stone’s performance and/or the Company’s performance against goals established by the Board or the Compensation Committee. In addition, Mr. Stone will be eligible to receive annual equity incentive awards beginning in FY 2027 with an aggregate target value of approximately $8,000,000, to be granted at the discretion of the Compensation Committee both in form and amount.
Mr. Stone is eligible to participate in the benefit plans and programs generally available to the Company's employees, except to the extent such plans are duplicative of other benefits otherwise provided to executive officers. Mr. Stone will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. If Mr. Stone’s employment is terminated by the Company without cause or if Mr. Stone terminates his employment for good reason, the Company has agreed to provide to Mr. Stone as severance: (i) an amount equal to one times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Stone timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the twelve months following the date of Mr. Stone’s termination and (iv) accelerated vesting for time-based equity awards that would have vested within twelve months of the termination date.
If Mr. Stone’s employment is terminated by the Company without cause or if Mr. Stone terminates his employment for good reason during the twenty-four month period that follows, or the three-month period that precedes, a change in control (as defined in the Stone Employment Agreement), in lieu of the severance described above, , the Company agreed to provide to Mr. Stone as severance: (i) an amount equal to two times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Stone timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the twelve months following the date of Mr. Stone’s termination and (iv) accelerated vesting of all time-based equity awards, with all outstanding options to purchase common stock of the Company remaining exercisable for one year following termination (or, if earlier, the expiration date of the option). All severance payments are subject to Mr. Stone’s execution of a release agreement in favor of the Company. In addition, if, prior to January 4, 2026, Mr.

Stone’s employment is terminated by the Company without cause or if Mr. Stone terminates his employment for good reason (as such terms are defined in his existing employment agreement), he will be entitled to the severance payments and benefits under the Stone Employment Agreement, as described above, calculated based on a base salary of $850,000 and a target bonus of 100%, in lieu of any severance under his existing employment agreement.
The summary of the Stone Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Stone Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026 and is incorporated by reference into this Item 5.02.
In connection with Mr. Zook’s appointment as Executive Chair, on September 30, 2026, the Company and Mr. Zook entered into an Amended and Restated Employment Agreement, effective as of January 4, 2027 (the “Zook Employment Agreement”), which provides that Mr. Zook’s base salary will be $400,000 per year, subject to adjustment by the Board or the Compensation Committee, and a target annual incentive bonus of 50% of annual salary based on Mr. Zook’s performance and/or the Company’s performance against goals established by the Board or the Compensation Committee. In addition, Mr. Zook will be eligible to receive annual restricted stock unit awards with an aggregate target value of approximately $3,000,000, to be granted at the discretion of the Compensation Committee.
Mr. Zook is eligible to participate in the benefit plans and programs generally available to the Company’s employees, except to the extent such plans are duplicative of other benefits otherwise provided to executive officers. Mr. Zook will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. If Mr. Zook’s employment is terminated by the Company without cause or if Mr. Zook terminates his employment for good reason, the Company agreed to provide to Mr. Zook as severance: (i) an amount equal to one times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Zook timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the twelve months following the date of Mr. Zook’s termination and (iv) accelerated vesting for time-based equity awards that would have vested within twelve months of the termination date.
If Mr. Zook’s employment is terminated by the Company without cause or if Mr. Zook terminates his employment for good reason during the twenty-four month period that follows, or the three-month period that precedes, a change in control (as defined in the Zook Employment Agreement), in lieu of the severance described above, the Company agreed to provide to Mr. Zook as severance: (i) an amount equal to two times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Zook timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the twelve months following the date of Mr. Zook’s termination and (iv) accelerated vesting of all time-based equity awards, with all outstanding options to purchase common stock of the Company remaining exercisable for one year following termination (or, if earlier, the expiration date of the option). All severance payments are subject to Mr. Zook’s execution of a release agreement in favor of the Company.
The summary of the Zook Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Zook Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026 and is incorporated by reference into this Item 5.02.
Board Changes
In connection with the executive transitions described above, Lynn Tetrault, the current Chair of the Board, will step down as Chair, effective as of January 4, 2027. Ms. Tetrault will continue to serve as an independent director until the next annual meeting of stockholders of the Company (the “2027 Annual Meeting of Stockholders”). On September 30, 2026, Ms. Tetrault also informed the Board that she does not intend to stand for reelection at the Company’s 2027 Annual Meeting of Stockholders. Additionally, the Board appointed Michael Kelly, a current independent Board member, as Lead Independent Director, effective as of January 4, 2027.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 30, 2026, the Board approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended, effective as of such date. The Amendment increases the maximum size of the Board from ten (10) to eleven (11) directors.
The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this Current Report and is incorporated by reference into this Item 5.03.

Forward-Looking Statements
This Current Report includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “intend,” “project,” “guidance,” “enable,” “position,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements include statements regarding the planned executive leadership transitions and anticipated changes in the composition and leadership of the Board; Ms. Tetrault’s stated intention not to stand for reelection at the 2027 Annual Meeting of Stockholders; and the Company’s strategy, planned future operations and related expectations with respect to timing and performance. Each forward-looking statement contained in this Current Report is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to successfully complete the executive leadership and Board transitions described in this Current Report on the anticipated timeline and without disruption to its business, to assemble and maintain an effective executive team, the effectiveness of the Company’s Board leadership structure following the changes described in this Current Report, the Company’s ability to identify and implement appropriate financial and operational initiatives to execute on its strategic priorities, and the risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and filed with the SEC on February 17, 2026, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the SEC.
The forward-looking statements in this Current Report speak only as of the date of this Current Report (unless another date is indicated), and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amendment to the Amended and Restated Bylaws of NeoGenomics, Inc.
	99.1	Press Release of NeoGenomics, Inc. dated October 5, 2026.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

Date:	October 5, 2026	By:	/s/ Anthony Zook
		Name:	Anthony Zook
		Title:	Chief Executive Officer